Exhibit 1

Joint Filing Agreement

We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the Common Stock of Gritstone Oncology, Inc. is filed on behalf of each of us.

February __, 2021

Versant Venture Capital V, L.P.

By:	Versant Ventures V, LLC
Its:	General Partner
By:	/s/ Robin L. Praeger
Robin L. Praeger, Managing Director

Versant Affiliates Fund V, L.P.

By:	Versant Ventures V, LLC
Its:	General Partner
By:	/s/ Robin L. Praeger
Robin L. Praeger, Managing Director

Versant Ophthalmic Affiliates Fund I, L.P.

By:	Versant Ventures V, LLC
Its:	General Partner
By:	/s/ Robin L. Praeger
Robin L. Praeger, Managing Director

Versant Ventures V, LLC

By:	/s/ Robin L. Praeger
Robin L. Praeger, Managing Director

Versant Venture Capital V (Canada) LP

By:	Versant Ventures V (Canada), L.P.
Its:	General Partner
By:	Versant Ventures V GP-GP (Canada), Inc.
Its:	General Partner

By:	/s/ Robin L. Praeger
Robin L. Praeger, Director

Versant Ventures V (Canada), L.P.

By:	Versant Ventures V GP-GP (Canada), Inc.
Its:	General Partner

By:	/s/ Robin L. Praeger
Robin L. Praeger, Director

Versant Ventures V GP-GP (Canada), Inc.

By:	/s/ Robin L. Praeger
Robin L. Praeger, Director

Versant Vantage I, L.P.

By:	Versant Vantage I GP, L.P.
Its:	General Partner
By:	Versant Vantage I GP-GP, LLC
Its:	General Partner

By:	/s/ Robin L. Praeger
Robin L. Praeger, Managing Director

Versant Vantage I GP, L.P.

By:	Versant Vantage I GP-GP, LLC
Its:	General Partner

By:	/s/ Robin L. Praeger
Robin L. Praeger, Managing Director

Versant Vantage I GP-GP, LLC

By:	/s/ Robin L. Praeger
Robin L. Praeger, Managing Director